Dakota Territory Resource Corp Announces
Appointment of James Berry as Vice-President of
Exploration

10/20/2021 | Press Release

Lead, South Dakota, October 20, 2021 -- Dakota Territory Resource Corp (OTCQB: DTRC) ("Dakota Territory" or the "Company") is pleased to announce that James Berry has been appointed as Vice-President of Exploration of the Company.

"James' previous experience working for Barrick and Homestake in the Homestake District make him a natural fit with the Company", said Jonathan Awde, the Company's CEO. "He has a proven track record of establishing successful geological and exploration programs and I am very excited for James to oversee the exploration of our land package, the largest in the Homestake District."

Mr. Berry has over 30 years of experience in the mining and exploration industry as an exploration and production geologist working in gold, silver, nickel, copper, and platinum-group element commodities for both underground and open pit deposits. He has worked for Asarco LLC, Homestake Mining Company of California, Goldcorp Inc., Barrick Gold Corporation, Romarco Minerals Inc., OceanaGold Corporation, Nickel Creek Platinum Corp. and Hycroft Mining Holding Corporation in increasing roles of responsibility. Highlights of Mr. Berry's career include working on the Haile deposit in South Carolina, where he developed an exploration model that tripled the size of the deposit and advanced the deposit to production. In addition, while at Homestake he was part of an exploration team that identified several Precambrian and Tertiary targets in the Homestake District. These included the North Drift, Lower Main Ledge, Upper 7 Ledge, 11 Ledge, 15 Ledge, Tinton, Maitland, and Chism Gulch. Mr. Berry holds a Bachelor's degree in Geology from the University of Tennessee and is a Registered Member of the Society for Mining, Metallurgy & Exploration.

"I am extremely excited about this opportunity and am looking forward to build on the exploration work within the Homestake District that has been dormant since the 1990s", said Mr. Berry. "I feel that this project has more potential than the Haile Deposit given the large size of the Homestake Mine and the multiple targets that exist within the district", Mr. Berry added.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp is a Nevada corporation with offices located at Lead, South Dakota. Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Homestake District of South Dakota.

Inquiries

Shareholder and Investor Inquiries: For more information, please contact Jonathan Awde at 604-761-5251 or JAwde@gold-sd.com.

Social and Public Relations Inquiries: For more information, please contact Elizabeth Sailer at 605-580-0480 or info@gold-sd.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the exploration and potential of the Company's properties. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, the Company's exploration plans and anticipated exploration results, the potential for gold mineralization in the Company's properties, the price of gold, the state of the economy and financial markets generally and the effect on our industry, and the market for our common stock. The foregoing list is not exhaustive. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2021, as amended, as updated by annual, quarterly and other reports and documents that we file with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this communication. These statements speak only as of the date of this communication, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law.